Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-129980) pertaining to the 2005 Non-Employee Director Restricted Stock Plan of AMERISAFE, Inc.,
(2)	Registration Statement (Form S-8 No. 333-129982) pertaining to the 2005 Equity Incentive Plan of AMERISAFE, Inc.,
(3)	Registration Statement (Form S-8 No. 333-170392) pertaining to the 2010 Restated Non-Employee Director Restricted Stock Plan of AMERISAFE, Inc., and
(4)	Registration Statement (Form S-8 No. 333-182125) pertaining to the 2012 Equity and Incentive Compensation Plan of AMERISAFE, Inc.;

of our reports dated February 24, 2017, with respect to the consolidated financial statements and schedules of AMERISAFE, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of AMERISAFE, Inc. and subsidiaries included in this Annual Report (Form 10-K) of AMERISAFE, Inc. for the year ended December 31, 2016.

New Orleans, Louisiana

February 24, 2017

A member firm of Ernst & Young Global Limited